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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  OCTOBER 23, 2001
                                                 ------------------


                             BROOKS AUTOMATION, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
             ------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

             000-25434                                   04-304660
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      (Commission File Number)              (I.R.S. Employer Identification No.)

   15 Elizabeth Drive, Chelmsford, MA                     01824
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(Address of Principal Executive Offices)                (Zip Code)



                                 (978) 262-2400
          ------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




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Item 5.  OTHER EVENTS.

     On October 23, 2001, the Registrant, a Delaware corporation, Pontiac Acquisition Corp., a Massachusetts corporation and a wholly owned subsidiary of the Registrant ("Brooks Merger Sub"), and PRI Automation, Inc., a Massachusetts corporation ("PRI"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Following the merger, PRI will become a wholly owned subsidiary of the Registrant. Pursuant to the Merger Agreement and subject to the terms and conditions contained therein, Merger Sub will merge with and into PRI, as a result of which holders of PRI Common Stock will receive 0.52 shares of the Registrant's Common Stock for each share of PRI Common Stock outstanding at the time of the merger.

     PRI supplies advanced factory automation systems, software, and services that optimize the productivity of semiconductor and precision electronics manufacturers, as well as OEM process tool manufacturers.

     The merger, which is expected to close in the first calendar quarter of 2002, is contingent upon the fulfillment of certain conditions in the Merger Agreement including, but not limited to, all required regulatory approvals, the approval of the merger by the stockholders of PRI and the approval of the issuance of the Registrant's Common Stock in the merger by the stockholders of the Registrant.

     In addition, the directors and certain executive officers of the Registrant and of PRI have entered into Voting Agreements, agreeing to vote in favor of all actions related to the merger. PRI has agreed not to solicit alternative takeover proposals. Upon the termination of the Merger Agreement following the occurrence of certain events enumerated in the Merger Agreement, PRI will pay a termination fee to the Registrant equal to $14,000,000.

     Subject to stockholder approval, upon consummation of the merger, the Registrant will change its name to Brooks-PRI Automation, Inc., the Registrant's board of directors will be increased from five to seven, and Mitchell G. Tyson, the President and Chief Executive Officer of PRI, and one other designee of PRI will be elected to fill the two new director positions.

     The merger is intended to qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and will be accounted for as a purchase transaction.

     Both the Registrant and PRI have amended their respective stockholder rights plans to provide that the plans will not apply to the merger.

     This description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement filed as Exhibit 2.1 and incorporated by reference.

     A joint press release issued by the Registrant and PRI announcing the execution of the Merger Agreement is attached as Exhibit 99.1 and is incorporated by reference.

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Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits

         2.1 Agreement and Plan of Merger dated October 23, 2001 among the Registrant, Pontiac Acquisition Corp. and PRI Automation, Inc.

        99.1 Press Release dated October 23, 2001, entitled "Brooks and PRI to Merge, Creating Semiconductor Industry's Leading Supplier of Automation Systems, Software and Services."


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  BROOKS AUTOMATION, INC.


                                  By: /s/ Ellen B. Richstone
                                     --------------------------------------
                                     Name:  Ellen B. Richstone
                                     Title: Senior Vice President of Finance and
                                            Administration and Chief Financial
                                            Officer

Dated:  October 26, 2001


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                                  EXHIBIT INDEX

EXHIBIT NO.                DESCRIPTION OF EXHIBIT
-----------                ----------------------

   2.1 Agreement and Plan of Merger dated October 23, 2001 among the Registrant, Pontiac Acquisition Corp. and PRI Automation, Inc.

  99.1 Press Release dated October 23, 2001, entitled "Brooks and PRI to Merge, Creating Semiconductor Industry's Leading Supplier of Automation Systems, Software and Services."